 Exhibit 3.2
LEHMAN BROTHERS HOLDINGS INC.

Incorporated Under the Laws of
the State of Delaware

AMENDED AND RESTATED
BY-LAWS

ARTICLE I
OFFICES

Lehman Brothers Holdings Inc. (the “Corporation”) shall maintain a registered office in the State of Delaware. The Corporation may also have other offices at such places, either within or outside the State of Delaware, as the board of directors of the Corporation (the “Board of Directors”) may from time to time designate or the business of the Corporation may require.
ARTICLE II
STOCKHOLDER

Section 1. Place of Meetings. Meetings of the sole stockholder of the Corporation (the “Stockholder”) for the election of directors or for any other purpose shall be held on such date, at such time and at such place, either within or outside the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.  Only if so determined by the Board of Directors, in its sole discretion, a meeting of the Stockholder may be held not at any place, but may instead be held solely by means of remote communication, as provided in the General Corporation Law of the State of Delaware.

Section 2. Annual Meeting. The Annual Meeting of the Stockholder shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meeting the Stockholder shall elect a Board of Directors and transact only such other business as is properly brought before the meeting.  Notice of the Annual Meeting of the Stockholder stating the place, date and hour of the meeting shall be given as permitted by law to the Stockholder not less than ten (10) nor more than sixty (60) days before the date of the meeting.

Section 3. Special Meetings. Unless otherwise prescribed by law or the Amended and Restated Certificate of Incorporation (such Certificate, as amended from time to time, the “Certificate of Incorporation”), special meetings of the Stockholder may be called only by the Stockholder, the Chairman of the Board, the Chief Executive Officer, the President in the absence or disability of the Chairman of the Board and the Chief Executive Officer, or the Secretary at the request of the Board of Directors.  Notice of a Special Meeting stating the place, date and hour of the meeting and the purposes for which the meeting is called shall be given not less than ten (10) nor more than sixty (60)

days before the date of the meeting to the Stockholder.  Only such business as is specified in the notice of special meeting shall come before such meeting.

Section 4. Quorum. Except as otherwise provided by law or by the Certificate of Incorporation, the Stockholder, as the holder of the one (1) share of capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the Stockholder for the transaction of business.

Section 5. Voting. When a quorum is present or represented at any meeting, the vote of the Stockholder, as the holder of the one (1) share of capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall decide any question brought before such meeting.  The Stockholder shall be entitled at every meeting of the Stockholder to one vote for the share of stock held by it, and such vote may be cast either in person or by proxy, provided that the Stockholder may not exercise any such voting rights in conflict with Article VII of the Third Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and its affiliated debtors pursuant to Section 1125 of the Bankruptcy Code (the “Plan”).

Section 6. Action by Stockholder Without a Meeting. Any action required to be taken at any annual or special meeting of the Stockholder, or any action which may be taken at any annual or special meeting of the Stockholder, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the Stockholder, as the holder of the one (1) share of capital stock issued and outstanding and entitled to vote thereat, and shall be delivered to the Corporation by delivery to its principal place of business or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of the Stockholder are recorded.

ARTICLE III
DIRECTORS

Section 1. Number; Election; Tenure; Qualification; Vacancies; Removal. Except as otherwise provided herein, matters relating to the number, election, tenure, qualification, vacancies and removal of directors are addressed in the Certificate of Incorporation.

Section 2. Duties and Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation, the Plan Trust Agreement to be effective on March 6, 2012, or by these By-Laws directed or required to be exercised or done solely by the Stockholder. Following the Effective Date (as such term is defined in the Plan), the Board of Directors shall, in addition to its foregoing duties, be responsible for (i) instructing and supervising the Debtors (as such term is defined in the Plan) and the Corporation with respect to their responsibilities under the Plan; (ii) reviewing and approving the prosecution of adversary and other proceedings, if any, including approving proposed settlements thereof; (iii) reviewing and approving objections to and proposed settlements of Disputed Claims (as such term is defined in the Plan); and (iv) performing such other duties that may be necessary and proper to assist the Debtors and the Corporation and their retained professionals. In its discretion, following the Effective Date (as such term is defined in the Plan), the Board of Directors may delegate any duties assigned to the Corporation in its capacity as Plan Administrator (as such term is defined in the Plan) to any committee constituted pursuant to Article IV hereof, or any other entity or individual.

Section 3. Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or outside the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors.  Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer, the President or any director.  Notice thereof stating the place, date and hour of the meeting shall be given to each director either (i) by mail or courier not less than forty-eight (48) hours before the date of the meeting or (ii) by telephone, telegram or facsimile or electronic transmission, not less than twenty-four (24) hours before the time of the meeting or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances (provided that notice of any meeting need not be given to any director who shall either submit, before or after such meeting, a waiver of notice or attend the meeting without protesting, at the beginning thereof, the lack of notice).

Section 4. Quorum. Except as may be otherwise provided by law, the Certificate of Incorporation or these By-Laws, a majority of the entire Board of Directors shall be necessary to constitute a quorum for the transaction of business, and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Whether or not a quorum is present at a meeting of the Board of Directors, a majority of the directors present may adjourn the meeting to such time and place as they may determine without notice other than an announcement at the meeting.

Section 5. Action Without A Meeting. Unless otherwise provided by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or the committee consent in writing or by electronic transmission to the adoption of a resolution authorizing the action.  The resolution and the consents thereto in writing or by electronic transmission by the members of the Board of Directors or committee shall be filed with the minutes of the proceedings of the Board of Directors or such committee.

Section 6. Participation By Telephone. Unless otherwise provided by the Certificate of Incorporation or these By-Laws, any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment allowing all persons participating in the meeting to hear each other. Participation by such means shall constitute presence in person at the meeting.

Section 7. Compensation. The directors may be paid their expenses, if any, for attendance at each meeting of the Board of Directors or any committee thereof and may be paid compensation as a director, committee member or chairman of any committee and for attendance at each meeting of the Board of Directors or committee thereof in such amounts as the Board of Directors may fix from time to time.  No such payment shall preclude any director from serving the Corporation in any other capacity or entering into transactions otherwise permitted by the Certificate of Incorporation, these By-Laws or applicable law.

Section 8. Resignation. Any director may resign at any time.  Such resignation shall be made in writing or by electronic transmission and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the Chairman of the Board, or if none, by the Chief Executive Officer, President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective unless so specified therein.

ARTICLE IV
COMMITTEES

Section 1. Committees. The Board of Directors, on behalf of the Corporation as Plan Administrator (as such term is defined in the Plan), may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee.  In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member.  Any committee, to the extent allowed by law and provided in the resolution establishing such committee or in the By-Laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, but no such committee shall have the power or authority in reference to the following matters:  (i) approving or adopting, or recommending to the Stockholder, any action or matter expressly required by the Delaware General Corporation Law to be submitted to the Stockholder for approval or (ii) adopting, amending or repealing any By-Law of the Corporation. All acts done by any committee within the scope of its powers and duties pursuant to these By-Laws and the resolutions adopted by the Board of Directors shall be deemed to be, and may be certified as being, done or conferred under authority of the Board of Directors.  The Secretary or any Assistant Secretary is empowered to certify that any resolution duly adopted by any such committee is binding upon the Corporation and to execute and deliver such certifications from time to time as may be necessary or proper to the conduct of the business of the Corporation.

Section 2. Resignation.  Any member of a committee may resign at any time. Such resignation shall be made in writing or by electronic transmission and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the Chairman of the Board, or if none, by the Chief Executive Officer, President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective unless so specified therein.

Section 3. Quorum. A majority of the members of a committee shall constitute a quorum.  The vote of a majority of the members of a committee present at any meeting at which a quorum is present shall be the act of such committee.

Section 4. Record of Proceedings. Each committee shall keep a record of its acts and proceedings, and shall report the same to the Board of Directors when and as required by the Board of Directors.

Section 5. Organization, Meetings, Notices. A committee may hold its meetings at the principal office of the Corporation, or at any other place upon which a majority of the committee may at any time agree.  Each committee may make such rules as it may deem expedient for the regulation and carrying on of its meetings and proceedings.

ARTICLE V
OFFICERS

Section 1. General. The officers of the Corporation shall be elected by the Board of Directors and may consist of a Chairman of the Board, a Chief Executive Officer, a Chief Financial Officer, one or more Senior Vice Presidents, one or more Vice Presidents, a Secretary, a Treasurer and a Controller.  The Board of Directors, in its discretion, may also elect and specifically identify as officers of the Corporation one or more Vice Chairmen of the Board, a President, one or more Chief Operating Officers, one or more Executive Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers and one or more Assistant Controllers as in its judgment may be necessary or desirable. Any number of offices may be held by the same person, except the offices of President and Secretary or as otherwise prohibited by law, the Certificate of Incorporation or these By-Laws.  The officers of the Corporation need not be stockholders or directors of the Corporation, except for the Chairman of the Board, if any, who must be a director.  Any office named or provided for in this Article V (including, without limitation, Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Controller) may, at any time and from time to time, be held by one or more persons.  If an office is held by more than one person, each person holding such office shall serve as a co-officer (with the appropriate corresponding title) and shall have general authority, individually and without the need for any action by any other co-officer, to exercise all the powers of the holder of such office of the

Corporation specified in these By-Laws and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or such other officer specified in this Article V.

Section 2. Election; Removal; Remuneration. The Board of Directors at its first meeting held after each Annual Meeting of the Stockholder shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors and may elect additional officers and may fill vacancies among the officers previously elected at any subsequent meeting of the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal.  Any officer elected by the Board of Directors may be removed at any time, either for or without cause, by the affirmative vote of a majority of the Board of Directors.  Notwithstanding anything to the contrary herein, unless otherwise specifically provided in the resolution of the Board of Directors electing such officer, any officer that was at the time of his appointment to office an employee of the Corporation, any of the Corporation’s subsidiaries, LAMCO LLC or any of its affiliates, or Alvarez & Marsal Holdings, LLC (“A&M”) or any affiliates of A&M wholly owned by A&M and any of its employees shall automatically, without further action by the Board of Directors and without the necessity or acceptance of a resignation or relinquishment, be removed from all offices he may hold when he shall cease to be employed by at least one of such entities, whether by death, retirement, termination with or without cause or otherwise. Should the Chairman of the Board of Directors, if any, cease to be a director, he shall ipso facto cease to be such officer.

Section 3. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meetings, consents and other instruments relating to securities owned by the Corporation may be executed in the name of  and on behalf of the Corporation by an officer, and any such officer may, in the name and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation, company, partnership or other entity in which the Corporation may own securities, or to execute written consents in lieu thereof, and at any such meeting, or in giving any such consent, shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

Section 4. Chairman of the Board. The Chairman of the Board may be, but need not be, a person other than the Chief Executive Officer of the Corporation.  The Chairman of the Board may be, but need not be, an officer or employee of the Corporation. The Chairman of the Board shall preside at meetings of the Board of Directors and shall establish agendas for such meetings.

Section 5. Chief Executive Officer. The Chief Executive Officer shall, subject to the direction of the Board of Directors, have general and active control of the affairs and business of the Corporation and general supervision of its officers, officials, employees and agents.  The Chief Executive Officer shall preside at all meetings of the Stockholder and shall preside at all meetings of the Board of Directors and any committee thereof of which he is a member, unless the Board of Directors or such committee shall have chosen another chairman.  The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors are carried into effect, and in addition, the Chief Executive Officer shall have all the powers and perform all the duties generally appertaining to the office of the chief executive officer of a corporation.  The Chief Executive Officer shall designate the person or persons who shall exercise his powers and perform his duties in his absence or disability and the absence or disability of the President.  The Chief Executive Officer may, subject to any contrary direction that the Board of Directors has provided, execute and deliver, in the name and on the behalf of the Corporation, all agreements, contracts, deeds, instruments, certificates, applications, approvals, proxies, powers of attorney, undertakings, filings and other documents, except as otherwise provided by law.

Section 6. President. The President shall have such powers and perform such duties as are prescribed by the Chief Executive Officer or the Board of Directors, and in the absence or disability of the Chief Executive Officer, the President shall have the powers and perform the duties of the Chief Executive Officer, except to the extent the Board of Directors shall have otherwise provided.  In addition, the President shall have such powers and perform such duties generally appertaining to the office of the president of a corporation, except to the extent the Chief Executive Officer or the Board of Directors shall have otherwise provided. The President may, subject to any contrary direction that the Board of Directors has provided, execute and deliver, in the name and on the behalf of the Corporation, all agreements, contracts, deeds, instruments, certificates, applications, approvals, proxies, powers of attorney, undertakings, filings and other documents, except as otherwise provided by law.

Section 7. Vice Chairmen of the Board. The Vice Chairmen of the Board shall be members of the Board of Directors and shall perform such duties and have such powers as may be prescribed by the Board of Directors, the Chairman of the Board or these By-Laws.

Section 8. Chief Operating Officers. The Chief Operating Officer(s) shall be chief operating officer(s) of the Corporation and shall assist the Chief Executive Officer and the President in the active management of and supervision and direction over the business and affairs of the Corporation, subject, however, to the direction of the Chief Executive Officer and the President and the control of the Board of Directors.  In addition, the Chief Operating Officer(s) shall have such powers and perform such duties generally appertaining to the office of the chief operating officer of a corporation, except to the extent the Chief Executive Officer, the President or the Board of Directors shall have otherwise provided, and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors, the Chief Executive Officer, the President or these By-Laws.  The Chief Operating Officer(s) may, subject to any contrary direction that the Board of Directors has provided, execute and deliver, in the name and on the behalf of the Corporation, all agreements, contracts, deeds, instruments, certificates, applications, approvals, proxies, powers of attorney, undertakings, filings and other documents, except as otherwise provided by law.

Section 9. Executive Vice Presidents. The Executive Vice Presidents of the Corporation shall perform such duties and have such powers as may, from time to time, be assigned to them by these By-Laws, the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or a Chief Operating Officer.  Each Executive Vice President may, subject to any contrary direction that the Board of Directors has provided, execute and deliver, in the name and on the behalf of the Corporation, all agreements, contracts, deeds, instruments, certificates, applications, approvals, proxies, powers of attorney, undertakings, filings and other documents relating to the regular course of the duties of his office or so delegated to him, except as otherwise provided by law.

Section 10. Senior Vice Presidents. The Senior Vice Presidents of the Corporation shall perform such duties and have such powers as may, from time to time, be assigned to them by these By-Laws, the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, a Chief Operating Officer or an Executive Vice President.  Each Senior Vice President may, subject to any contrary direction that the Board of Directors has provided, execute and deliver, in the name and on the behalf of the Corporation, all agreements, contracts, deeds, instruments, certificates, applications, approvals, proxies, powers of attorney, undertakings, filings and other documents relating to the regular course of the duties of his office or so delegated to him, except as otherwise provided by law.

Section 11. Vice Presidents. The Vice Presidents of the Corporation shall perform such duties and have such powers as may, from time to time, be assigned to them by these By-Laws, the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, a Chief Operating Officer, an Executive Vice President or a Senior Vice President.  Each Vice President may, subject to any contrary direction that the Board of Directors has provided, execute and deliver, in the name and on the behalf of the Corporation, all agreements, contracts, deeds, instruments, certificates, applications, approvals, proxies, powers of attorney, undertakings, filings and other documents relating to the regular course of the duties of his office or so delegated to him, except as otherwise provided by law.

Section 12. Secretary. The Secretary shall attend all meetings of the Board of Directors and its committees and of the Stockholder and record all votes and the minutes of all proceedings in a book to be kept for that purpose.  The Secretary shall keep in safe custody the seal of the Corporation and affix it to any instrument when so authorized by the Board of Directors or any officer.  The Secretary shall give or cause to be given, notice of all meetings of the Stockholder and special meetings of the Board of Directors and shall perform generally all the duties and have all the powers usually appertaining to the office of secretary of a corporation including, without limitation, the power to certify the Certificate of Incorporation, these By-Laws, any actions of the Board of Directors or its committees or the Stockholder and the incumbency of any officers, except to the extent that the Board of Directors or the Chief Executive Officer shall have otherwise provided, and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or these By-Laws.  The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

Section 13. Assistant Secretaries. Subject to the direction of the Chief Executive Officer, President and Secretary, any Assistant Secretary may perform any of the duties and exercise any of the powers that may be performed by the Secretary.

Section 14. Chief Financial Officer. The Chief Financial Officer shall have responsibility for the administration of the financial affairs of the Corporation and shall exercise supervisory responsibility for the performance of the duties of the Treasurer and the Controller. The Chief Financial Officer shall render to the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all of the transactions effected by the Treasurer and Controller and of the financial condition of the Corporation. The Chief Financial Officer shall generally perform all the duties usually appertaining to the affairs of a chief financial officer of a corporation and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or these By-Laws.  The Chief Financial Officer may, subject to any contrary direction that the Board of Directors has provided, execute and deliver, in the name and on the behalf of the Corporation, all agreements, contracts, deeds, instruments, certificates, applications, approvals, proxies, powers of attorney, undertakings, filings and other documents relating to the financial affairs of the Corporation, except as otherwise provided by law.

Section 15. Treasurer. The Treasurer shall have, subject to the direction of the Board of Directors and the Chief Financial Officer, general supervision of the funds, other financial assets and accounts of the Corporation, and shall have and may exercise all such powers and discharge such duties as usually pertain to the office of treasurer of a corporation, including to have custody of funds and securities owned by the Corporation, to cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Corporation, to deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated as authorized in accordance with these By-Laws and to disburse the funds of the Corporation as may be authorized in accordance with these By-laws, taking proper vouchers for such disbursements, and to render to the Board of Directors, the Chief Executive Officer, a Chief Operating Officer, the President or the Chief Financial Officer, when required thereby, an account of the financial condition of the Corporation, except to the extent that the Board of Directors or the Chief Executive Officer or Chief Financial Officer shall have otherwise provided.  The Treasurer may, subject to any contrary direction that the Board of Directors has provided, sign, execute and deliver, in the name and on the behalf of the Corporation, all agreements, contracts, deeds, instruments, certificates, applications, approvals, proxies, powers of attorney, undertakings and other documents relating to the financial affairs of the Corporation, except as otherwise provided by law.

Section 16. Assistant Treasurers. Subject to the direction of the Chief Executive Officer, President, Chief Financial Officer and Treasurer, any Assistant Treasurer may perform any of the duties and exercise any of the powers that may be performed by the Treasurer.

Section 17. Controller. The Controller shall prepare and have the care and custody of the books of account of the Corporation.  The Controller shall keep a full and accurate account of all monies received and paid on account of the Corporation, and shall render a statement of the Controller’s accounts whenever the Board of Directors, Chief Executive Officer, Chief Operating Officer, President, Chief Financial Officer or Treasurer shall require. The Controller shall generally perform all duties usually appertaining to the affairs of the controller of a corporation, except to the extent that the Board of Directors, the Chief Executive Officer or Chief Financial Officer shall have otherwise provided, and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors, the Chief Financial Officer or these By-Laws.

Section 18. Additional Powers and Duties. In addition to the foregoing especially enumerated duties and powers, the several officers of the Corporation shall perform such other duties and exercise such further powers as the Board of Directors may, from time to time, determine or as may be assigned to them by any superior officer.

Section 19. Other Officers. The Board of Directors may designate such other officers having such duties and powers as it may specify from time to time.

ARTICLE VI
CAPITAL STOCK

Section 1. Ownership. Unless otherwise required by law, no capital stock of the Corporation shall be issuable or transferable to any person other than the Plan Trust (as defined in the Plan).  The one (1) share of issued and outstanding stock of the Corporation shall be represented by a certificate, unless and until the Board of Directors adopts a resolution permitting such share to be uncertificated.  The certificate shall be signed by, or in the name of the Corporation by, (a) the Chairman of the Board, a Vice-Chairman of the Board, the Chief Executive Officer, the President or a Vice-President, and (b) the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, certifying the number of shares owned by the Stockholder in the Corporation.

Section 2. Signatures. Any signature required to be on a certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the

Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 3. Lost, Stolen or Destroyed Certificate. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen or destroyed certificate, or its legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

ARTICLE VII
INDEMNIFICATION

Section 1. Indemnification Respecting Third Party Claims. The Corporation, to the full extent and in a manner permitted by Delaware law as in effect from time to time, shall indemnify, in accordance with the provisions of this Article, any person (including the heirs, executors, administrators or estate of any such person) who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (including any appeal thereof), whether civil, criminal, administrative, regulatory or investigative in nature (other than an action by or in the right of the Corporation or by any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which the Corporation owns, directly or indirectly through one or more other entities, a majority of the voting power or otherwise possesses a similar degree of control), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, member, manager, partner, trustee, fiduciary, employee or agent (a “Subsidiary Officer”) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (any such entity for which a Subsidiary Officer so serves, an “Associated Entity”), against expenses (including attorneys’ fees and disbursements), costs, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided, however, that (i) the Corporation shall not be obligated to indemnify a person who is or was a director, officer employee or agent of the Corporation or a Subsidiary Officer of an Associated Entity against expenses incurred in connection with an action, suit, proceeding or investigation to which such person is threatened to be made a party but does not become a party unless the incurring of such expenses was authorized by or under the authority of the Board of Directors and (ii) the Corporation shall not be obligated to indemnify against any amount paid in settlement unless the Board of

Directors has consented to such settlement.  The termination of any action, suit or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that his conduct was unlawful. Notwithstanding anything to the contrary in the foregoing provisions of this Section 1, a person shall not be entitled, as a matter of right, to indemnification pursuant to this Section 1 against costs or expenses incurred in connection with any action, suit or proceeding commenced by such person against the Corporation or any Associated Entity or any person who is or was a director, officer, fiduciary, employee or agent of the Corporation or a Subsidiary Officer of any Associated Entity (including, without limitation, any action, suit or proceeding commenced by such person to enforce such person’s rights under this Article VII, unless and only to the extent that such person is successful on the merits of such claim), but such indemnification may be provided by the Corporation in a specific case as permitted by Section 7 below in this Article.

Section 2. Indemnification Respecting Derivative Claims. The Corporation, to the full extent and in a manner permitted by Delaware law as in effect from time to time, shall indemnify, in accordance with the provisions of this Article, any person (including the heirs, executors, administrators or estate of any such person) who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action or suit (including any appeal thereof) brought in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Subsidiary Officer of an Associated Entity, against expenses (including attorneys’ fees and disbursements) and costs actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless, and only to the extent that, the Delaware Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses and costs as the Court of Chancery or such other court shall deem proper; provided, however, that the Corporation shall not be obligated to indemnify a director, officer, employee or agent of the Corporation or a Subsidiary Officer of an Associated Entity against expenses incurred in connection with an action or suit to which such person is threatened to be made a party but does not become a party unless the incurrence of such expenses was authorized by or under the authority of the Board of Directors. Notwithstanding anything to the contrary in the foregoing provisions of this Section 2, a person shall not be entitled, as a matter of right, to indemnification pursuant to this Section 2 against costs and expenses incurred in connection with any action or suit in the right of the Corporation commenced by such person, but such indemnification may be provided by the Corporation in any specific case as permitted by Section 7 below in this Article.

Section 3. Determination of Entitlement to Indemnification. Any indemnification to be provided under either of Section 1 or 2 above in this Article (unless ordered by a court of competent jurisdiction) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification is proper under the circumstances because the person to be indemnified had met the applicable standard of conduct set forth in such section of this Article.  Such determination shall be made, with respect to a person who is a director or officer of the Corporation at the time of such determination, (i) by a majority vote of the directors who are not parties to the action, suit or proceeding in respect of which indemnification is sought, even though less than a quorum, or (ii) by majority vote of the members of a committee composed of at least two directors each of whom is not a party to such action, suit or proceeding, designated by majority vote of directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (iii) if there are no directors who are not parties to such action, suit or proceeding, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by action of the Stockholder taken as permitted by law and these By-Laws. Such determination shall be made, with respect to any other person, by such officer or officers of the Corporation as the Board of Directors or the Executive Committee (if any) of the Board may designate, in accordance with any procedures that the Board of Directors, the Executive Committee or such designated officer or officers may determine, or, if any such officer or officers have not been so designated, by the Chief Legal Officer or the General Counsel of the Corporation.  In the event a request for indemnification is made by any person referred to in Section 1 or 2 above in this Article, the Corporation shall use its reasonable best efforts to cause such determination to be made not later than sixty (60) days after such request is made after the final disposition of such action, suit or proceeding.

Section 4. Right to Indemnification upon Successful Defense and for Service as a Witness. (a) Notwithstanding the other provisions of this Article, to the extent that a present or former director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in either of Section 1 or 2 above in this Article, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees and disbursements) and costs actually and reasonably incurred by such person in connection therewith.

(b) To the extent any person who is or was a director, officer, employee or agent of the Corporation or a Subsidiary Officer of an Associated Entity has served or prepared to serve as a witness in, but is not a party to, any action, suit or proceeding (whether civil, criminal, administrative, regulatory or investigative in nature), including any investigation by any legislative or regulatory body or by any securities or commodities exchange of which the Corporation or an Associated Entity is a member or to the jurisdiction of which it is subject, by reason of his or her services as a director, officer, employee or agent of the Corporation, or his or her service as a Subsidiary Officer of an Associated Entity (assuming such person is or was serving at the request of the Corporation as a Subsidiary Officer of such Associated Entity), the Corporation may indemnify such person against expenses (including attorneys’ fees and disbursements) and out-of-pocket costs actually and reasonably incurred by such person in connection therewith and, if the Corporation has determined to so indemnify such person, shall use its reasonable best efforts to provide such indemnity within sixty (60) days after receipt by the Corporation from such person of a statement requesting such indemnification, averring such service and reasonably evidencing such expenses and costs; it being understood, however, that the Corporation shall have no obligation under this Article to compensate such person for such person’s time or efforts so expended.

Section 5. Advance of Expenses. (a) Expenses and costs incurred by any present or former director or officer of the Corporation in defending a civil, criminal, administrative, regulatory or investigative action, suit or proceeding shall, to the extent permitted by law, be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking in writing by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified in respect of such costs and expenses by the Corporation as authorized by this Article.

(b) Expenses and costs incurred by any other person referred to in Section 1 or 2 above in this Article in defending a civil, criminal, administrative, regulatory or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by or under the authority of the Board of Directors upon receipt of an undertaking in writing by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation in respect of such costs and expenses as authorized by this Article and subject to any limitations or qualifications provided by or under the authority of the Board of Directors.

Section 6. Notice of Action; Assumption of the Defense. Promptly after receipt by any person referred to in Section 1, 2 or 5 above in this Article of notice of the commencement of any action, suit or proceeding in respect of which indemnification or advancement of expenses may be sought under any such Section, such person (the “Indemnitee”) shall notify the Corporation thereof.  The Corporation shall be entitled to participate in the defense of any such action, suit or proceeding and, to the extent that it may wish, except in the case of a criminal action or proceeding, to assume the defense thereof with counsel chosen by it. If the Corporation shall have notified the Indemnitee of its election so to assume the defense, it shall be a condition of any further obligation of the Corporation under such Sections to indemnify the Indemnitee with respect to such action, suit or proceeding that the Indemnitee shall have provided an undertaking in writing to repay all legal or other costs and expenses subsequently incurred by the Corporation in conducting such defense if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified in respect of the costs and expenses of such action, suit or proceeding by the Corporation as authorized by this Article. Notwithstanding anything in this Article to the contrary, after the Corporation shall have notified the Indemnitee of its election so to assume the defense, the Corporation shall not be liable under such Sections for any legal or other costs or expenses subsequently incurred by the Indemnitee in connection with the defense of such action, suit or proceeding, unless (a) the parties thereto include both (i) the Corporation and the Indemnitee, or (ii) the Indemnitee and other persons who may be entitled to seek indemnification or advancement of expenses under any such Section and with respect to whom the Corporation shall have elected to assume the defense, and (b) the counsel chosen by the Corporation to conduct the defense shall have determined, in their sole discretion, that, under applicable standards of professional conduct, a conflict of interest exists that would prevent them from representing both (i) the Corporation and the Indemnitee, or (ii) the Indemnitee and such other persons, as the case may be, in which case the Indemnitee may retain separate counsel at the expense of the Corporation to the extent provided in such Sections and Section 3 above in this Article.

Section 7. Indemnification Not Exclusive. The provision of indemnification to or the advancement of expenses and costs to any person under this Article, or the entitlement of any person to indemnification or advancement of expenses and costs under this Article, shall not limit or restrict in any way the power of the Corporation to indemnify or advance expenses and costs to such person in any other way permitted by law or be deemed exclusive of, or invalidate, any right to which any person seeking indemnification or advancement of expenses and costs may be entitled under any law, agreement, vote of the Stockholder or disinterested directors or otherwise, both as to action in such person’s capacity as an officer, director, employee or agent of the Corporation or a Subsidiary Officer of an Associated Entity and as to action in any other capacity.

Section 8. Corporate Obligations; Reliance. The provisions of Sections 1, 2, 4(a) and 5(a) above of this Article shall be deemed to create a binding obligation on the part of the Corporation to the directors, officers, employees and agents of the Corporation, and the persons who are serving at the request of the Corporation as Subsidiary Officers of Associated Entities, on the effective date of this Article and persons thereafter elected as directors and officers or retained as employees or agents, or serving at the request of the Corporation as Subsidiary Officers of Associated Entities (including persons who served as directors, officers, employees and agents, or served at the request of the Corporation as Subsidiary Officers of Associated Entities, on or after such date but who are no longer so serving at the time they present claims for advancement of expenses or indemnity), and such persons in acting in their capacities as directors, officers, employees or agents of the Corporation, or serving at the request of the Corporation as Subsidiary Officers of any Associated Entity, shall be entitled to rely on such provisions of this Article.

Section 9. Successors. The right, if any, of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Subsidiary Officer of an Associated Entity, to indemnification or advancement of expenses under Sections 1 through 8 above in this Article shall continue after he shall have ceased to be a director, officer, employee or agent or a Subsidiary

Officer of an Associated Entity and shall inure to the benefit of the heirs, distributees, executors, administrators and other legal representatives of such person.

Section 10. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Subsidiary Officer of any Associated Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article or applicable law.

Section 11. Definitions of Certain Terms. For purposes of this Article, references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation or as a Subsidiary Officer of any Associated Entity which service imposes duties on, or involves services by, such person with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article.

ARTICLE VIII
GENERAL

Section 1. Fiscal Year.  The fiscal year of the Corporation shall be such date as shall be fixed by resolution of the Board of Directors from time to time.

Section 2. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise upon any paper, certificate or document.

Section 3. Contracts, Instruments, Powers of Attorney.  In addition to the authority of the Board of Directors to authorize any person to do so, any officer of the Corporation may, subject to any contrary direction that the Board of Directors has provided, in the name and on behalf of the Corporation, enter into, execute and deliver any and all agreements, contracts, promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation, deeds, instruments, certificates, applications, approvals, proxies, powers of attorney, undertakings, filings and other documents pertaining to a matter within the authority of such officer as provided by these By-Laws or otherwise provided by action of the Board of Directors and may further authorize (including without limitation, by power of attorney) any employee or other person as agent for the Corporation to do so.

Section 4. Amendments. These By-Laws may be altered, amended or repealed, in whole or in part, or new By-Laws may be adopted by the Stockholder or by the Board of Directors at any meeting thereof; provided, however, that notice of such alteration, amendment, repeal or adoption of new By-Laws shall be contained in the notice of such meeting of the Stockholder or in a notice of such meeting of the Board of Directors, as the case may be.  All such amendments must be approved by either the affirmative vote of the Stockholder, as the holder of the one (1) share of capital stock issued and outstanding entitled to vote thereon or, unless a higher percentage is required by law or by the Certificate of Incorporation as to any matter which is the subject of these By-Laws, by a majority of the entire Board of Directors then in office.

Section 5. Cessation of Officership and Directorship. Any authority to act in the name or on behalf of the Corporation that was granted by name to any individual shall immediately cease in the event that such individual ceases to be an officer or director of the Corporation, unless otherwise provided by the Board of Directors.

Section 6. Definitions. As used in this Article and in these By-Laws generally, the term “entire Board of Directors” means the total number of directors which the Corporation would have if there were no vacancies.

Section 7. Waivers. Whenever under the provisions of law, the Certificate of Incorporation or these By-Laws, the Corporation or the Board of Directors is authorized to take any action after notice to the Stockholder or the directors, or after the lapse of a prescribed period of time, such action may be taken without notice and without the lapse of any period of time, if at any time before or after such action be completed such requirements be waived in writing by the person or persons entitled to said notice or entitled to participate in the action to be taken or, in the case of the Stockholder, by its attorney thereunto authorized, and, if the Stockholder or any director shall be present at any meeting, such presence shall constitute a waiver of notice for such meeting unless the Stockholder or director, as applicable, protests the lack of notice at the outset of the meeting.

Section 8. Ratification. Any transaction questioned, including in any lawsuit, on the ground of lack of authority, defective or irregular execution or authorization, adverse interest of a director, officer or stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting or on any ground, may be ratified (including, if questioned in any lawsuit, before or after judgment), by the Board of Directors or by the Stockholder, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized.  Such ratification shall be binding upon the Corporation and the Stockholder and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

Section 9. Conflicts with Plan. Notwithstanding anything to the contrary herein, in the case of any inconsistency between these By-Laws and the Plan, the Plan shall govern.